Exhibit 99.1

News Release
www.nortel.com

FOR IMMEDIATE RELEASE	April 28, 2006

For more information:

Media	Investors
Jay Barta	(888) 901-7286
(972) 685-2381	(905) 863-6049
jbarta@nortel.com	investor@nortel.com
NORTEL FILES 2005 FINANCIAL STATEMENTS
•	Q4 2005 Revenues of $3.0 billion, Net Loss of $2.3 billion, including a $2.5 billion litigation expense

•	2005 Revenues of $10.5 billion and Net Loss of $2.6 billion

•	Restatements Completed; Total Revenue Adjustments of $1.5 billion; Deferred Revenue balance of $3.56 billion as at December 31, 2005
TORONTO – Nortel Networks* Corporation [NYSE/TSX:NT] announced that today it has completed the filing of its audited financial statements for the year 2005 prepared in accordance with United States generally accepted accounting principles in U.S. dollars, and related Annual Report on Form 10-K and corresponding Canadian filings. The filings reflect the restatement of the years ended 2003 and 2004, and the first nine months of 2005. The filing of the 2005 audited financial statements and related filings of the Company’s principal operating subsidiary, Nortel Networks Limited (“NNL”), are in process. Annexed to this press release is certain selected financial information.
“The restatements have been completed and we have filed the Company’s 2005 Annual Report on Form10-K. I now look forward to completing our first quarter 2006 reporting and moving back to being a timely filer,” said Mike Zafirovski, president and chief executive officer, Nortel. “Despite this delay, we have remained focused on our short term priorities of business transformation, integrity renewal, growth imperatives and on re-creating a great company, and I look forward to updating you on our progress in a planned mid-May business update.”
Restatement Impacts
Revisions to the Company’s previously reported 2003 and 2004 financial results reflect negative impacts on revenue of $261 million and $312 million and on net earnings/loss of $141 million and $156 million, respectively, as well as revisions to the Company’s previously reported 2005 nine month results reflecting negative impacts on revenue of $520 million and on net earnings/loss of $164 million in the aggregate. With respect to financial results prior to 2003, the revisions reflect negative impacts on revenue of $384 million and on net earnings/loss of $70 million in the aggregate. These revenue adjustments resulted in the deferral to later periods of revenue that was previously recognized in prior periods.
Fourth Quarter 2005 Results
Revenues were $3.00 billion for the fourth quarter of 2005 compared to $2.51 billion for the fourth quarter of 2004. Nortel reported a net loss in the fourth quarter of $2.30 billion, or $0.53 per common share on a diluted basis, compared to net earnings of $102 million, or $0.02 per common share on a diluted basis, in the fourth quarter of 2004. The fourth quarter of 2005 results included a litigation expense of $2,474 million, as a result of the agreement reached in principle for the proposed settlement of certain shareholder class action litigation, a tax benefit of approximately $140 million related to a liability release as a result of new information regarding transfer pricing issues, special charges of $25 million related to restructuring activities and $11 million of costs related to the sale of businesses and assets.

Year 2005 Results
For the year 2005, revenues were $10.52 billion compared to $9.52 billion for the year 2004. Nortel reported a net loss of $2.58 billion, or $0.59 per common share on a diluted basis, for the year 2005, compared to a net loss of $207 million, or $0.05 per common share on a diluted basis, for the year 2004. The year 2005 results included a litigation expense of $2,474 million, as a result of the agreement reached in principle for the proposed settlement of certain shareholder class action litigation, special charges of $170 million related to restructuring activities and $47 million of costs related to the sale of businesses and assets.
As previously announced, the Company expects to file its and NNL’s first quarter 2006 Quarterly Reports on Form 10-Q, and the corresponding filings under Canadian securities laws, no later than the week of June 5, 2006.
The Company plans to hold a teleconference/audio webcast on May 16, 2006 at 8:30 am EDT to provide a business update. Details of the call will be disclosed in advance of the event.
About Nortel
Nortel is a recognized leader in delivering communications capabilities that enhance the human experience, ignite and power global commerce, and secure and protect the world’s most critical information. Our next-generation technologies, for both service providers and enterprises, span access and core networks, support multimedia and business-critical applications, and help eliminate today’s barriers to efficiency, speed and performance by simplifying networks and connecting people with information. Nortel does business in more than 150 countries. For more information, visit Nortel on the Web at www.nortel.com. For the latest Nortel news, visit www.nortel.com/news.
Certain statements in this press release may contain words such as “could”, “expects”, “may”, “anticipates”, “believes”, “intends”, “estimates”, “plans”, “envisions”, “seeks” and other similar language and are considered forward-looking statements or information under applicable securities legislation. These statements are based on Nortel’s current expectations, estimates, forecasts and projections about the operating environment, economies and markets in which Nortel operates. These statements are subject to important assumptions, risks and uncertainties, which are difficult to predict and the actual outcome may be materially different. Although Nortel believes expectations reflected in such forward-looking statements are reasonable based upon certain assumptions, they may prove to be inaccurate and consequently Nortel’s actual results could differ materially from its expectations set out in this press release. Further, actual results or events could differ materially from those contemplated in forward-looking statements as a result of the following (i) risks and uncertainties relating to Nortel’s restatements and related matters including: Nortel’s most recent restatement and two previous restatements of its financial statements and related events; the negative impact on Nortel and NNL of their most recent restatement and delay in filing their financial statements and related periodic reports (including the anticipated delay in filing the Quarterly Reports on Form 10-Q for the first quarter of 2006) causing them to breach their public debt indentures and obligations under their credit facilities with the possibility that the holders of their public debt or NNL’s lenders would seek to accelerate the maturity of that debt, and causing a breach of NNL’s support facility with EDC with the possibility that EDC would refuse to issue additional support under the facility, terminate its commitments under the facility or require NNL to cash collateralize all existing support; legal judgments, fines, penalties or settlements, or any substantial regulatory fines or other penalties or sanctions, related to the ongoing regulatory and criminal investigations of Nortel in the U.S. and Canada; any significant pending civil litigation actions not encompassed by Nortel’s proposed class action settlement; any substantial cash payment and/or significant dilution of Nortel’s existing equity positions resulting from the finalization and approval of its proposed class action settlement, or if such proposed class action settlement is not finalized, any larger settlements or awards of damages in respect of such class actions; any unsuccessful remediation of Nortel’s material weaknesses in internal control over financial reporting resulting in an inability to report Nortel’s results of operations and financial condition accurately and in a timely manner; the time required to implement Nortel’s remedial measures; Nortel’s inability to access, in its current form, its shelf registration filed with the United States Securities and Exchange Commission (SEC), and Nortel’s below investment grade credit rating and any further adverse effect on its credit rating due to Nortel’s restatement of its financial statements; any adverse affect on Nortel’s business and market price of its publicly traded securities arising from continuing negative publicity related to Nortel’s restatements; Nortel’s potential inability to attract or retain the personnel necessary to achieve its business objectives; any breach by Nortel of the continued listing requirements of the NYSE or TSX causing the NYSE and/or the TSX to commence suspension or delisting procedures; any default in Nortel’s filing obligations extending beyond July 15, 2006 for the First Quarter 2006 Form 10-Qs, causing any Canadian securities regulatory authority to impose an order to cease all trading in Nortel’s securities within the applicable jurisdiction or to impose such an order sooner if Nortel fails to comply with the alternate information guidelines of such regulatory authorities; (ii) risks and uncertainties relating to Nortel’s business including: yearly and quarterly fluctuations of Nortel’s operating results; reduced demand and pricing pressures for its products due to global economic conditions, significant competition, competitive pricing practice, cautious capital spending by customers, increased industry consolidation, rapidly changing technologies, evolving industry standards, frequent new product introductions and short product life cycles, and other trends and industry characteristics affecting the telecommunications industry; any material and adverse affects on Nortel’s performance if its expectations regarding market demand for particular products prove to be wrong or because of certain barriers in its efforts to expand internationally; any reduction in Nortel’s operating results and any related volatility in the market price of its publicly traded securities arising from any decline in its gross margin, or fluctuations in foreign currency exchange rates; any negative developments associated with Nortel’s supply contract and contract manufacturing agreements including as a result of using a sole supplier for key optical networking solutions components, and any defects or errors in Nortel’s current or planned products; any negative impact to Nortel of its failure to achieve its business transformation objectives; additional valuation allowances for all or a portion of its deferred tax assets; Nortel’s failure to protect its intellectual property rights, or any adverse judgments or settlements arising out of disputes regarding intellectual property; changes in regulation of the Internet and/or other aspects of the industry; Nortel’s failure to successfully operate or integrate its strategic acquisitions, or failure to consummate or succeed with its strategic alliances; any negative effect of Nortel’s failure to evolve adequately its financial and managerial control and reporting systems and processes, manage and grow its business, or create an effective risk management strategy; and (iii) risks and uncertainties relating to Nortel’s liquidity, financing arrangements and capital including: the impact of Nortel’s most recent restatement and two previous restatements of its financial statements; any acceleration under their public debt indentures and credit facilities, which may result in Nortel and NNL being unable to meet their respective payment obligations; any inability of Nortel to manage cash flow fluctuations to fund working capital requirements or achieve its business objectives in a timely manner or obtain additional sources of funding; high levels of debt, limitations on Nortel capitalizing on business opportunities because of credit facility covenants, or on obtaining additional secured debt pursuant to the provisions of indentures governing certain of Nortel’s public debt issues and the provisions of its credit facilities; any increase of restricted cash requirements for Nortel if it is unable to secure alternative support for obligations arising from certain normal course business activities, or any inability of Nortel’s subsidiaries to provide it with sufficient funding; any negative effect to Nortel of the need to make larger defined benefit plans contributions in the future or exposure to customer credit risks or inability of customers to fulfill payment obligations under customer financing arrangements; any negative impact on Nortel’s ability to make future acquisitions, raise capital, issue debt and retain employees arising from stock price volatility and further declines in the market price of Nortel’s publicly traded securities, or any future share consolidation resulting in a lower total market capitalization or adverse effect on the liquidity of Nortel’s common shares. For additional information with respect to certain of these and other factors, see Nortel’s Annual Report on Form 10-K and other securities filings with the SEC. Unless otherwise required by applicable securities laws, Nortel disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
-end-
*Nortel, the Nortel logo and the Globemark are trademarks of Nortel.

NORTEL NETWORKS CORPORATION
Consolidated Statements of Operations
(U.S. GAAP; millions of U.S. dollars, except per share amounts)

	Three Months Ended			Year Ended
	December	September	December	December	December
	31, 2005	30, 2005	31, 2004	31, 2005	31, 2004
		(As Restated)	(As Restated)		(As Restated)

Revenues	$2,997	$2,518	$2,513	$10,523	$9,516
Cost of revenues	1,815	1,540	1,369	6,217	5,574

Gross profit	1,182	978	1,144	4,306	3,942

Selling, general and administrative expense	680	567	527	2,413	2,133
Research and development expense	451	443	498	1,856	1,960
Amortization of intangibles	6	7	3	17	9
Special charges	25	39	81	170	181
(Gain) loss on sale of businesses and assets	11	3	22	47	(91)
Shareholder litigation settlement expense	2,474	—	—	2,474	—

Operating earnings (loss)	(2,465)	(81)	13	(2,671)	(250)

Other income — net	122	53	124	303	212
Interest expense
Long-term debt	(52)	(54)	(61)	(207)	(192)
Other	(4)	(3)	8	(11)	(10)

Earnings (loss) from continuing operations before income taxes, minority interests and equity in net earnings (loss) of associated companies	(2,399)	(85)	84	(2,586)	(240)
Income tax benefit (expense)	102	(39)	(4)	56	30

	(2,297)	(124)	80	(2,530)	(210)
Minority interests — net of tax	(4)	(15)	(17)	(50)	(46)
Equity in net earnings (loss) of associated companies — net of tax	1	1	2	4	—

Net earnings (loss) from continuing operations	(2,300)	(138)	65	(2,576)	(256)
Net earnings (loss) from discontinued operations — net of tax	(2)	2	37	1	49

Net earnings (loss)	$(2,302)	$(136)	$102	$(2,575)	$(207)

Average Shares outstanding (’000s) — Basic	4,338	4,338	4,337	4,338	4,337
Average Shares outstanding (’000s) — Diluted	4,338	4,338	4,342	4,338	4,337

Basic earnings (loss) per common share
- from continuing operations	$(0.53)	$(0.03)	$0.01	$(0.59)	$(0.06)
- from discontinued operations	(0.00)	0.00	0.01	0.00	0.01

Basic earnings (loss) per common share	(0.53)	(0.03)	0.02	(0.59)	(0.05)

Diluted earnings (loss) per common share
- from continuing operations	$(0.53)	$(0.03)	$0.01	$(0.59)	$(0.06)
- from discontinued operations	(0.00)	0.00	0.01	0.00	0.01

Diluted earnings (loss) per common share	(0.53)	(0.03)	0.02	(0.59)	(0.05)

NORTEL NETWORKS CORPORATION
Consolidated Balance Sheets
(U.S. GAAP, millions of U.S. dollars, except for share amounts)

	December	September	December
	31, 2005	30, 2005	31, 2004
		(As Restated)	(As Restated)

ASSETS
Current assets
Cash and cash equivalents	$2,951	$2,996	$3,685
Restricted cash and cash equivalents	77	73	80
Accounts receivable — net	2,862	2,347	2,510
Inventories — net	1,804	1,932	1,962
Deferred income taxes — net	377	371	255
Other current assets	796	573	358

Total current assets	8,867	8,292	8,850
Investments	244	311	299
Plant and equipment — net	1,564	1,572	1,640
Goodwill	2,592	2,519	2,303
Intangible assets — net	172	147	78
Deferred income taxes — net	3,629	3,610	3,738
Other assets	1,044	952	867

Total assets	$18,112	$17,403	$17,775

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Trade and other accounts payable	$1,180	$971	$989
Payroll and benefit-related liabilities	801	536	515
Contractual liabilities	346	425	571
Restructuring liabilities	95	131	254
Other accrued liabilities	4,200	3,335	3,592
Long-term debt due within one year	1,446	1,452	14

Total current liabilities	8,068	6,850	5,935

Long-term debt	2,439	2,428	3,852
Deferred income taxes — net	104	227	144
Other liabilities	5,935	3,967	3,578

Total liabilities	16,546	13,472	13,509

Minority interests in subsidiary companies	780	637	626

SHAREHOLDERS’ EQUITY
Common shares, without par value - Authorized shares: unlimited; Issued and outstanding shares 4,339,162,932 for 2005 and 4,272,671,213 for 2004	33,932	33,932	33,840
Additional paid-in capital	3,281	3,253	3,283
Accumulated deficit	(35,525)	(33,223)	(32,950)
Accumulated other comprehensive loss	(902)	(668)	(533)

Total shareholders’ equity	786	3,294	3,640

Total liabilities and shareholders’ equity	$18,112	$17,403	$17,775

NORTEL NETWORKS CORPORATION
Consolidated Statements of Cash Flows
(U.S. GAAP; millions of U.S. dollars)

	Three Months Ended			Year Ended
	December	September	December	December	December
	31, 2005	30, 2005	31, 2004	31, 2005	31, 2004
		(As Restated)	(As Restated)		(As Restated)

Cash flows from (used in) operating activities
Net earnings (loss) from continuing operations	$(2,300)	$(138)	$65	$(2,576)	$(256)
Adjustments to reconcile net earnings (loss) from continuing operations to net cash from (used in) operating activities, net of effects from acquisitions and divestitures of businesses:
Non cash portion of shareholder litigation settlement expense	1,899	—	—	1,899	—
Amortization and depreciation	69	73	79	302	340
Non-cash portion of special charges and related asset write downs	24	1	6	27	6
Equity in net (earnings) loss of associated companies	(1)	(1)	(2)	(4)	—
Stock option compensation	30	22	22	88	77
Deferred income taxes	(135)	44	(32)	(79)	(46)
Other liabilities	38	75	88	294	271
(Gain) loss on sale or write down of investments, businesses and assets	(40)	3	36	(20)	(110)
Other — net	113	70	67	106	194
Change in operating assets and liabilities	420	(293)	(60)	(217)	(655)

Net cash from (used in) operating activities of continuing operations	117	(144)	269	(180)	(179)

Cash flows from (used in) investing activities
Expenditures for plant and equipment	(82)	(52)	(82)	(258)	(276)
Proceeds on disposals of plant and equipment	—	—	—	10	10
Restricted cash and cash equivalents	(5)		(3)	4	(17)
Acquisitions of investments and businesses — net of cash acquired	(202)	(1)	2	(651)	(5)
Proceeds on sale of investments and businesses	162	141	7	470	150

Net cash from (used in) investing activities of continuing operations	(127)	88	(76)	(425)	(138)

Cash flows from (used in) financing activities
Dividends paid by subsidiaries to minority interests	(10)	(9)	(9)	(43)	(33)
Increase in notes payable	11	21	27	70	92
Decrease in notes payable	(19)	(18)	(17)	(83)	(84)
Repayments of long-term debt				—	(107)
Repayments of capital leases payable	(2)	(3)	(4)	(10)	(9)
Issuance of common shares	2	3	1	6	31

Net cash from (used in) financing activities of continuing operations	(18)	(6)	(2)	(60)	(110)

Effect of foreign exchange rate changes on cash and cash equivalents	(16)	(1)	94	(102)	88

Net cash from (used in) continuing operations	(44)	(63)	285	(767)	(339)
Net cash from (used in) operating activities of discontinued operations	(1)	—	6	33	22

Net increase (decrease) in cash and cash equivalents	(45)	(63)	291	(734)	(317)
Cash and cash equivalents at beginning of period	2,996	3,059	3,394	3,685	4,002

Cash and cash equivalents at end of period	$2,951	$2,996	$3,685	$2,951	$3,685

Please refer to our Annual Report on Form 10-K for the year ended December 31, 2005 including the Notes to the Consolidated Financial Statements.

NORTEL NETWORKS CORPORATION
(U.S. GAAP; millions of U.S. dollars)

Segmented revenues

	Three Months Ended			Year Ended
	December	September	December	December	December
	31, 2005	30, 2005	31, 2004	31, 2005	31, 2004
		(As Restated)	(As Restated)		(As Restated)

Revenues
Carrier Packet Networks	$791	$715	$657	$2,828	$2,589
CDMA Networks	617	544	589	2,321	2,216
GSM and UMTS Networks	940	580	646	2,799	2,411
Enterprise Networks	648	677	622	2,570	2,289

Total reportable segments	2,996	2,516	2,514	10,518	9,505
Other	1	2	(1)	5	11

Total revenues	$2,997	$2,518	$2,513	$10,523	$9,516

Geographic revenues

	Three Months Ended			Year Ended
	December	September	December	December	December
	31, 2005	30, 2005	31, 2004	31, 2005	31, 2004
		(As Restated)	(As Restated)		(As Restated)

U.S.	$1,363	$1,252	$1,124	$5,206	$4,646
EMEA(a)	768	618	764	2,725	2,496
Canada	138	161	150	576	553
Asia Pacific	542	312	318	1,405	1,261
CALA(b)	186	175	157	611	560

Consolidated	$2,997	$2,518	$2,513	$10,523	$9,516

(a)	The Europe, Middle East and Africa region, or EMEA.

(b)	The Caribbean and Latin America region, or CALA.

Restatement Impacts

	2005			Nine Months Ended	Year Ended		Prior
	Q3	Q2	Q1	September 30, 2005	2004	2003	Periods

Revenue	$(137)	$(236)	$(147)	$(520)	$(312)	$(261)	$(384)
Gross Profit	(29)	(101)	(45)	(175)	(136)	(132)	(61)
Operating Earnings (Loss)	(20)	(96)	(63)	(179)	(139)	(171)	(90)
Net Earnings (Loss)	(31)	(78)	(55)	(164)	(156)	(141)	(70)